EX 4.3





                     CHESAPEAKE CORPORATION


                               to


                      THE BANK OF NEW YORK,
                                       Trustee




                      ____________________





                  SECOND SUPPLEMENTAL INDENTURE




                   Dated as of October 4, 1999




                  Supplementing the Indenture,
                    dated as of July 15, 1985







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     SECOND SUPPLEMENTAL INDENTURE, dated as of October 4,  1999, between CHESAPEAKE CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the "Company"), having its principal office at TWO JAMES CENTER, 1021 EAST CARY STREET, RICHMOND, VIRGINIA 23219, and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (as successor to Sovran Bank, N.A.), as Trustee (herein called the "Trustee").

                            RECITALS

     WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of July l5, 1985, as amended by a First Supplemental Indenture thereto dated as of September 1, 1989 (collectively the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

     WHEREAS, Section 902 of the Indenture provides, among other things, that with the consent of the Holders of not less than 51% in principal amount of the Outstanding Securities of each series affected, by Act of such holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental to the
Indenture for the purpose of changing or eliminating any provision of the Indenture, subject to certain limitations therein set forth;

     WHEREAS, the Company proposes, through a Restricted Subsidiary, to enter into a joint venture with respect to its commercial tissue business (the "Joint Venture"), and for such Restricted Subsidiary to indemnify its Joint Venture partner with respect to such partner's guarantee of certain indebtedness of the Joint Venture;

     WHEREAS, for the avoidance of doubt, the Company proposes by this Second Supplemental Indenture to amend the Indenture in certain respects with respect to each series of Outstanding Securities and to waive certain provisions of the Indenture potentially relating to the Joint Venture; and

     WHEREAS,   all   things  necessary  to  make   this   Second
Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                            AGREEMENT

     NOW, THEREFORE, the Company and the Trustee agree as follows:

     1. The first clause (2) of Section 1005 of the Indenture is amended to read as follows:




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          (2)  will  not  permit  any  Restricted  Subsidiary  to
               incur, issue or assume any unsecured Debt;
     2. Section 801 of the Indenture is specifically confirmed as having no applicability to the proposed Joint Venture, the Holders of each series agreeing that the transfer by the Company to the Joint Venture shall not constitute a conveyance or transfer of all or substantially all the properties and assets of the Company.
3. Except as modified herein, the Indenture, as heretofore supplemented and amended, is ratified and confirmed in all respects.

     4. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.

[CORPORATE SEAL]                   CHESAPEAKE CORPORATION



                                   By:  /s/  William T. Tolley
                                             William T. Tolley
                                         Title:  Senior Vice
                                         President - Finance
                                         and Chief Financial Officer

Attest:

     /s/  J.P. Causey Jr.
          J.P. Causey Jr.
Title:  Secretary















                               -3-


[CORPORATE SEAL]                   THE BANK OF NEW YORK



                                   By:  /s/  Mary Beth Lewicki
                                             Mary Beth Lewicki
                                         Title:  Vice President




































                               -4-
COMMONWEALTH OF VIRGINIA
CITY OF RICHMOND


     On this 7th day of October, 1999, before me personally came William T. Tolley, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President - Finance and Chief Financial Officer of CHESAPEAKE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[SEAL]                                  /s/  Cecile L. Johnson
                                             Cecile L. Johnson
                                             Notary Public

My Commission expires:
February 28, 2000







STATE OF NEW YORK
COUNTY OF NEW YORK

      On the 12th day of October, 1999, before me personally came Mary Beth Lewicki, to me known, who, being by me duly sworn, did depose and say that he/she is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.



[SEAL]                                  /s/  Edward Souter
                                             Edward Souter
                                             Notary Public

My Commission expires:
July 15, 2001




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